Exhibit 4.11.1

AMENDMENT NO. 1 TO CHAIRMAN LETTER AGREEMENT

This Amendment No. 1 (“Amendment”) to the Chairman Letter Agreement of June 9, 2004 (“Agreement”) is entered into as of August 1, 2005 (“Effective Date”) between COMMTOUCH SOFTWARE LTD. (referred to herein as “Commtouch”), a corporation organized under the laws of the State of Israel and IAN BONNER (referred to herein as “Chairman”).

The parties, intending to be legally bound, hereby agree as follow

1. The stock option originally issued to Chairman under the Agreement, as described in the section entitled “Stock Options”, is hereby modified to reduce the number of options granted from 1,480,000 shares to 740,000 shares. This modification will have retroactive effect to the date of the original grant, June 16, 2004, as if the original grant had been in the amount of 740,000 shares.

2. Each party voluntarily and irrevocably waives the right to dispute the enforceability of this Amendment based on a claim of lack of consideration.

3. Except to the extent amended hereby, the terms and conditions of the Agreement shall remain in full force and effect as between the parties hereto in accordance therewith. This Amendment, along with those terms of the Agreement not superseded hereby, set forth the entire agreement and understanding of the parties relating to the subject matter herein and merge and supersede all prior negotiations, discussions and agreements between them. No modification of or amendment to this Amendment, or any waiver of any rights under this Amendment, shall be effective unless in writing signed by the party against whom it is to be enforced.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the Effective Date by the undersigned being duly authorized.

COMPANY:	CONSULTANT:

Commtouch Software Ltd.

By:___________________________________

Print Name:___________________________

Title:_________________________________

Address:______________________________

______________________________________

___________________________________ Ian Bonner Address:______________________________ ______________________________________